UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): March 6, 2007

                            THE GOLDFIELD CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

   1-7525                                                 88-0031580
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(Commission File Number)                   (I.R.S. Employer Identification No.)
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1684 West Hibiscus Blvd., Melbourne, Florida                  32901
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(Address of Principal Executive Offices)                   (Zip Code)

                                 (321) 724-1700
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


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                                Table of Contents

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Signature

Item 5.02

(e) On March 6, 2007, the Board of Directors of The Goldfield Corporation ("Goldfield" or the "Company") approved the actions of the Compensation Committee of the Board of Directors set forth below with regard to the compensation of John H. Sottile, Chairman, President and Chief Executive Officer of Goldfield, Robert L. Jones, President of Southeast Power Corporation, Goldfield's electrical construction subsidiary ("Southeast Power"), and Stephen
R. Wherry, Senior Vice President, Treasurer and Chief Financial Officer of Goldfield, the executive officers who were named in the Summary Compensation Table of Goldfield's 2006 Proxy Statement and who are expected to be named in the Summary Compensation Table of Goldfield's 2007 Proxy Statement.

Annual Incentive Compensation Earned in 2006. The Compensation Committee recommended to the Board of Directors, and the Board of Directors approved, an annual cash bonus award in the amount of $208,071.63 for Mr. Sottile, $366,220.12 for Mr. Jones and $51,387.16 for Mr. Wherry, in each case earned during 2006 and paid in 2007, pursuant to The Goldfield Corporation Performance-Based Bonus Plan. The bonus awards approved for Messrs. Sottile, Jones and Wherry were earned based upon the Compensation Committee's assessment of the level of performance of each of these officers with respect to the performance measures established in and for 2006. The Board of Directors also approved bonuses aggregating $403,245.33 for payment to certain other officers of the Company's subsidiaries, including a bonus of $305,737.37 to be paid to an officer of the Company's real estate subsidiary, which were recommended by the Compensation Committee. These bonuses are subject to increase or decrease based on audit adjustments made, if any, in connection with the finalization of the Company's year-end financial statements.

Annual Incentive Compensation to be Earned in 2007. The Compensation Committee recommended to the Board of Directors, and the Board of Directors approved, bonus opportunities for Mr. Sottile, Mr. Jones and Mr. Wherry for 2007, in accordance with the provisions of Goldfield's Performance-Based Bonus Plan, which are consistent with those in effect for 2006. Mr. Sottile will have the opportunity to earn a bonus award up to a maximum of 50% of his base salary, and his bonus will be dependent upon the increase in Goldfield's share price in 2007, the increase in Goldfield's net income in 2007 and his overall executive performance in 2007, a non-quantitative factor incorporating an evaluation by the Compensation Committee of Mr. Sottile's leadership, strategic planning, relationship management and human resources management. Mr. Jones will have the opportunity to earn a bonus award, which will be calculated as a percentage of the pre-tax earnings of Southeast Power, subject to adjustment for certain specified items, and will not be dependent upon any other factors. Mr. Wherry will have the opportunity to earn a bonus award up to a maximum of 30% of his base salary, and his bonus will be dependent upon the increase in Goldfield's net income in 2007 and his overall executive performance in 2007, a non-quantitative factor incorporating an evaluation by the Compensation Committee of Mr. Wherry's contributions with respect to financial management, Goldfield's reporting and internal controls and other compliance initiatives.

2007 Base Salary Increases. The Compensation Committee recommended to the Board of Directors, and the Board of Directors approved, an increase in the base salary of Mr. Jones from $120,000 to $130,000, effective March 12, 2007. In addition, in accordance with the terms of his employment contract, effective January 1, 2007, Mr. Sottile's base salary was increased by an amount equal to the percentage increase over the preceding twelve months in the Consumer Price Index for all urban consumers, which resulted in a revised base salary of $443,710.32.

Goldfield will provide additional compensation information regarding the compensation paid to each of the named executives for the 2006 fiscal year in Goldfield's proxy statement for the 2007 Annual Meeting of Shareholders, which is expected to be filed with the Securities and Exchange Commission in April 2007.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     THE GOLDFIELD CORPORATION


                     By:       /s/ Stephen R. Wherry
                     Name:     Stephen R. Wherry
                     Title:    Senior Vice President, Chief Financial Officer
                               (Principal Financial Officer), Treasurer,
                               Assistant Secretary and Principal Accounting
                               Officer
Dated:  March 12, 2007